Exhibit 10.10

RESTRICTED SHARES AGREEMENT

This Agreement date as of September 9, 2011 (the “Agreement”) by and between Assaf Ran (“Ran”) and Manhattan Bridge Capital, Inc., a New York corporation (the “Company”).

WHEREAS, Ran is the President and Chief Executive Officer of the Company; and

WHEREAS, Ran holds options to purchase 280,000 shares of the common stock par value $.001 per share of the Company at prices per share of greater than $1.21 (the “Out of the Money Options”); and

WHEREAS, Ran holds options to purchase 210,000 shares of Common Stock at prices per share of less than $1.21 (the “In the Money Options”); and

WHEREAS, in order to secure the continued employment of Ran, the Board of Directors of the Company has agreed to grant to Ran 1,000,000 shares of restricted Common Stock pursuant to the terms set forth below (the “Grant”); and

WHEREAS, in consideration of the Grant, Ran has agreed to (i) cancel the Out of the Money Options and (ii) not to exercise any of the In the Money Options;

NOW THEREFORE, the parties hereby agree as follows:

1. In consideration of Ran’s continued employment with the Company and of services previously rendered by Ran, the Company hereby awards to Ran 1,000,000 shares of Common Stock (the “Granted Shares”). The Company represents that the Granted Shares are fully paid and non-assessable.

2. As used herein the term “Granted Shares” shall mean and include, in addition to the above referenced number of shares, any new shares or other securities convertible into shares resulting from any merger or reorganization of the Company, or the recapitalization, reclassification or split of the Granted Shares, or any stock dividend paid on the Granted Shares.

3. By accepting the Granted Shares Ran agrees as follows:

a. No Granted Shares shall be sold, conveyed, transferred, pledged, encumbered or otherwise disposed of (any such disposition being herein called a “Transfer”) prior to the earliest of (i) September 9, 2026,with respect to 1/3 of the Restricted Shares, September 9, 2027 with respect to an additional 1/3 of the Restricted Shares and September 9, 2028 with respect to the final 1/3 of the Restricted Shares; (ii) the date on which Ran’s employment is terminated by the Company for any reason other than for “Cause” (as defined below), (iii) the date on which Ran’s employment is terminated on account of (1) his death or (2) Ran’s disability which in the opinion both of Ran’s personal physician and a physician selected by the Company prevents him from being employed full time (each such date being hereinafter called a “Risk Termination Date” with respect to 1/3 of the shares).

“Cause” shall mean misconduct which is materially injurious to the Company, monetarily or otherwise, including but not limited to, engaging in any conduct which constitutes a felony under federal, state or local laws.

b. If at any time prior to a Risk Termination Date, either (i) the Company terminates Ran for Cause or (ii) Ran voluntarily terminates his employment with the Company for any reason other than a reason described in subsection (iii) in paragraph (a) above (each such termination being herein called an “Event of Retransfer”) then, upon such Event of Retransfer, Ran shall transfer to the Company the Granted Shares not previously vested on the day following such termination. Upon an Event of Retransfer, Ran shall deliver to the Company all stock certificates representing such unvested Granted Shares, duly endorsed with Ran’s signature guaranteed thereon by a bank and the Company shall deliver to Ran a receipt therefor. Immediately upon such Event of Retransfer, such unvested Granted Shares shall be deemed to have been transferred to the Company and Ran shall have no further rights or privileges as a holder of the Granted Shares so re-transferred.

c. Ran represents and agrees that he will only sell, transfer, pledge or hypothecate any of the Granted Shares pursuant to an effective registration statement under the Securities Act of 1933 or in a transaction wherein registration under the Securities Act of 1933 is not required.

d. All certificates for Granted Shares shall endorsed as follows:

“The shares of stock represented by this certificate are subject to certain restrictions and obligations stated in and are transferable only upon compliance with the provisions of an Agreement dated September 9, 2011 between this Corporation and the registered holder, a copy of which Agreement is on file in the office of the Secretary of this Corporation.”

“The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and must be held unless they are subsequently registered under the Securities Act of 1933 or, in the opinion of counsel to this Corporation, an exemption from registration under said Act is available.

4. Ran shall be entitled to (i) vote the Granted Shares and (ii) retain all cash and/or property dividends, if any, paid with respect to the Granted Shares.

5. In consideration of the Grant, Ran hereby agrees (a) that the Out of the Money Options are hereby terminated, cancelled and of no further force and effect and (b) he will not under any circumstances transfer and/or exercise any of the In the Money Options, and Ran acknowledges and agrees that if any of the In the Money Options shall hereafter be exercised Ran shall forfeit that number of the Granted Shares as shall be equal to (x) the number of Granted Shares(at the time of such exercise), times (y) a fraction the numerator of which shall be the number of shares for which the In the Money Options have been exercised and the denominator of which shall be 210,000 (as adjusted for stock dividends, stock splits, reverse stock splits, etc.

6. In order to enforce the provisions of Section 5, Ran is hereby delivering (a) the documents representing the Out of the Money Options to the Company for cancellation and (b) the documents representing the In the Money Options to the Escrowee to be held until such In the Money Options expire, at which time such documents shall be delivered to the Company for destruction.

7. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect thereto. No provision of this Agreement may be modified or amended except by a written agreement specifically referring to this Agreement and signed by the parties hereto.

8. This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns.

9. Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

10. All questions concerning the construction, validity, enforcement and interpretation of this Agreement, and any claim, controversy or dispute arising under or related to this Agreement, or the relationship of the parties, shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

11. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission or .pdf, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile or .pdf signature were the original thereof.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above indicated.

Manhattan Bridge Capital, Inc.

By:	/s/ Vanessa Kao
Name:	Vanessa Kao
Title:	Chief Financial Officer

/s/ Assaf Ran
Assaf Ran